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                                                                   EXHIBIT 10.13

                            REVOLVING LINE OF CREDIT
                                PROMISSORY NOTE

$3,000,000.00                                                      JUNE___, 2000

         FOR VALUE RECEIVED, at the times hereinafter stated, the undersigned ("Borrower") promises to pay to SILVER STATE BANK, a Nevada State-Chartered Bank, or order ("Lender"), at Silver State Bank, 400 N. Green Valley Parkway, Henderson, Nevada 89014, or at such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00), or so much thereof as may be advanced or readvanced (the "Loan") pursuant to the terms of that certain Revolving Line of Credit Loan Agreement of even date herewith between Lender and Borrower (the "Loan Agreement"), with interest from the date or dates of disbursement on the unpaid principal balance from time to time outstanding, at the floating commercial loan rate publicly announced from time to time as the Prime Rate in the Wall Street Journal (West Coast Edition) ("Prime Rate"), plus one percent (1.00%) per annum ("Interest Rate"). Each change in the Interest Rate resulting from a change in the Prime Rate shall become effective as of the day such Prime Rate changes. If the Prime Rate is no longer available, the Lender shall choose a new rate or index which is based upon comparable information and shall notify the Borrower of such change in such rate or index. Interest shall be computed on the basis of a 360-day year and actual number of days elapsed.

         During the term of the Loan, which shall commence upon the date hereof (the "Closing") and which shall terminate on the date which is twelve (12) months thereafter ("Maturity Date"), interest only shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the first month following the Closing and continuing on the first day of each month thereafter to and including the Maturity Date. On the Maturity Date, all interest accrued and unpaid and the outstanding principal balance shall be due and payable in full.

         At no time shall the Interest Rate exceed the legal rate of interest permitted to be charged by the Lender. In the event any law precludes Lender from charging the Interest Rate otherwise permitted hereunder, the rate of interest hereunder for the period during which such rate is unlawful shall be the highest rate permitted by law. The rate of interest hereunder shall immediately increase to the rate permitted hereunder as soon as permitted by law. Any interest which would otherwise have become due to Lender but for the application of any law, shall, to the extent legally permitted, be repaid to Lender in equal monthly installments above the interest otherwise due at such time, so that the interest otherwise due to Lender hereunder, but not permitted by law, shall be fully repaid to Lender by the Maturity Date. Such payments shall be made at the time and in the manner set forth herein for the payment of interest.

                                       1

                  Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                               Las Vegas, Nevada
                                 (702)222-2500

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         This Note is issued pursuant to the Loan Agreement and shall be secured by various collateral assignments of promissory notes and deeds of trust to be evidenced by documentation to be executed by Borrower and/or other related entities from time to time all in form and content acceptable to Lender.

         Borrower shall have the right to prepay without penalty all or any portion of the Loan. Upon each such prepayment, Borrower shall also pay all accrued interest on the principal amount prepaid. All payments on this Note shall be applied first to accrued interest and the balance to principal and if interest is unpaid, it shall bear interest like principal at the Interest Rate. Borrower acknowledges that the foregoing, and other provisions of this Note, shall result in compounding of interest and Borrower agrees thereto pursuant to the provisions of Nevada Revised Statutes 99.050.

         Borrower agrees with Lender that it would be extremely difficult or impracticable to fix the actual damages of Lender in the event that any installment of interest or principal hereunder shall not be paid when due and that Lender will incur extra administrative expenses and loss of use of funds; therefore, Borrower agrees to pay Lender, in the event a payment is not made within fifteen (15) ten days of the date it was due, an amount equal to 5% of such late installment. Acceptance of such amount by Lender shall be in lieu of its actual damages for any such delinquent payment of an installment. Nothing in this Note shall be construed as an express or implied agreement by Lender to forbear in the collection of any delinquent payment, or be construed as in any way giving the Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereof to receive payment of such damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

         Failure to make any payment of principal and/or interest within fifteen
(15) days after the due date thereof or to otherwise perform hereunder shall constitute a default hereunder and shall, without notice, at the option of the holder hereof, cause all of the unpaid principal of this Note, with interest accrued thereon to become immediately due and payable. Upon default hereunder, at the option of the holder hereof, all amounts then unpaid under this Note shall bear interest from the date of default until such default is cured at a default rate equal to five percent (5%) above the applicable Interest Rate (the "Default Rate") and shall be immediately due and payable. Delay or failure to exercise said options shall not constitute a waiver of the right to exercise same at any time thereafter or in the event of any subsequent default.

         The acceptance of any payment hereunder which is less than payment of all amounts then due and payable shall not constitute a waiver of any of the rights or options of the holder hereof or to the exercise of those rights and options at the time of such acceptance or at any subsequent time. Principal, interest and any fees hereunder shall be payable in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for, any and all present and future taxes, withholdings, and costs or reserves.

                                        2

                  Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                               Las Vegas, Nevada
                                 (702)222-2500

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         In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, whether or not any suit, proceeding or any judicial or non-judicial foreclosure proceeding be commenced, Borrower promises to pay all such expenses and reasonable attorneys' fees, including, without limitation, any attorneys' fees incurred in any bankruptcy proceeding.

         This Note shall be construed and enforced in accordance with the laws of the State of Nevada, except as may be pre-empted by federal law. Borrower agrees that Lender shall have the rights and remedies available to a creditor under the laws of the State of Nevada. Borrower consents to the personal jurisdiction of the appropriate state or federal court located in Clark County, Nevada.

         No waiver by Lender of any right or remedy shall be effective unless in writing and signed by Lender, and no such waiver, on one occasion, shall be construed as a waiver on any other occasion. Borrower waives any right of offset now or hereafter existing against the holder hereof.

         Each maker, endorser and guarantor jointly and severally and to the extent permitted by law waives notice of intent to accelerate, demand, presentment for payment, protest and notice of protest and non-payment of this Note; waives any and all lack of diligence or delays in the collection or enforcement hereof; and expressly agrees to remain and continue bound for the payment of the principal, interest and other sums provided for by the terms of this Note, notwithstanding any extension of time for the payment of said principal or interest or other sum, or any change in the amount agreed to be paid under this Note, or any change by way of release or surrender, exchange or substitution for any real estate security or other collateral security now held or which may hereafter be held as security for this Note, and waives all and every kind of notice of such extension, or change, and agrees that the same may be made without notice to or joinder of Borrower.

                                         SUNDERLAND CORPORATION, A
                                         DELAWARE CORPORATION, DOING BUSINESS IN
                                         NEVADA AS SUNDERLAND OF NEVADA

                                         BY: /s/ STEVE BYRNE
                                            ------------------------
                                                 STEVE BYRNE
                                                 ITS: PRESIDENT

                                                        "BORROWER"

                                        3

                  Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                               Las Vegas, Nevada
                                 (702)222-2500